UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

Russ Berrie and Company, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Bauer Drive, Oakland, New Jersey	07436
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 337-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 24, 2009, the Board of Directors of Russ Berrie and Company, Inc. (the “Company”) approved the termination of the Company’s Change in Control Severance Plan (the “CIC Plan”).

Prior to its termination, the CIC Plan provided generally that if a participant’s employment with the Company was terminated by the Company without “Cause” or by the participant for “Good Reason” during the period commencing six months prior to and ending two years after a “Change in Control” (each as defined in the CIC Plan): (i) such participant would have been paid an amount ranging from 75% to 150% of such participant’s then-current total annual compensation, (ii) the vesting of outstanding unvested stock options and/or restricted stock held by such participant would have been accelerated in whole or in part, and (iii) for a period ranging from 12 to 18 months, the Company would have continued to provide to the participant specified benefits, including continued payment of a car allowance, if applicable, and continued provision of medical and other insurance benefits, in each case depending on when the qualifying termination occurred relative to the consummation of a Change in Control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2009	RUSS BERRIE AND COMPANY, INC.
	By:	/s/ Marc S. Goldfarb

Marc S. Goldfarb Senior Vice President and General Counsel